Exhibit 99.1

December 4, 2020

CONDOR HOSPITALITY SCHEDULES ANNUAL MEETING OF SHAREHOLDERS

NORFOLK, NEBRASKA –– December 4, 2020 –– Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the “Company”), a hotel-focused real estate investment trust (REIT) headquartered and incorporated in the state of Maryland, today announced that it has set January 18, 2021 as the date of a Special Meeting (the “Meeting”) of Shareholders of Condor Hospitality Trust, Inc. The purpose of the Meeting is to seek shareholder approval of potential share issuances under NYSE American Company Guide Rule 713. The time and location will be specified in the Company’s proxy statement related to the Meeting.  December 14, 2020 has been set as the record date for shareholders of the Company entitled to notice of and to vote at the Meeting or any adjournment or postponement.

About Condor Hospitality Trust, Inc.
Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 15 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue”, “project”, “plan”, the negative version of these words or other similar expressions.  Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict.  Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, risks associated with debt financing, interest rates, competition, supply and demand for hotel rooms in our current and proposed market areas, policies and guidelines applicable to real estate investment trusts, risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus), and other risks and uncertainties described herein, and in our filings with the SEC from time to time.  These risks and uncertainties should be considered in evaluating any forward-looking statements.

The forward-looking statements represent Condor’s views as of the date on which such statements were made.  Condor anticipates that subsequent events and developments may cause those views to change.  These forward-looking statements should not be relied upon as representing Condor’s views as of any date subsequent to the date hereof.  Condor expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional factors that may affect the Company’s business or financial results are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Important Information About the Meeting and Where to Find It
IN CONNECTION WITH THE MEETING, THE COMPANY FILED A PRELIMINARY PROXY STATEMENT WITH THE SEC AND WILL FILE AND PROVIDE A DEFINITIVE PROXY STATEMENT TO ITS SHAREHOLDERS.  THE COMPANY’S SHAREHOLDERS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY AMENDMENTS THERETO AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, IN CONNECTION WITH THE COMPANY’S SOLICITATION OF PROXIES FOR THE MEETING BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE PROPOSED AT THE MEETING. SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN COPIES OF THE PRELIMINARY PROXY STATEMENT, DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY, WITHOUT CHARGE, ONCE AVAILABLE, AT THE SEC’S WEB SITE AT WWW.SEC.GOV, OR BY DIRECTING A REQUEST TO: CONDOR HOSPITALITY TRUST, INC., 1800 WEST PASEWALK AVENUE, SUITE 120, NORFOLK, NE 68701, (402) 371-2520.

Participants in the Solicitation
THE COMPANY, ITS DIRECTORS AND CERTAIN OF ITS EXECUTIVE OFFICERS WILL BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SHAREHOLDERS IN CONNECTION WITH THE MEETING.  A LIST OF THE NAMES OF THOSE DIRECTORS AND EXECUTIVE OFFICERS AND A DESCRIPTION OF THEIR INTERESTS IS CONTAINED IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 AND IN THE COMPANY’S DEFINITIVE PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS, WHICH WERE BOTH FILED WITH THE SEC AND ARE AVAILABLE FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, OR BY DIRECTING A REQUEST TO CONDOR HOSPITALITY TRUST, INC., 1800 WEST PASEWALK AVENUE, SUITE 120, NORFOLK, NE 68701, (402) 371-2520.  ADDITIONAL INFORMATION REGARDING THE INTERESTS OF PARTICIPANTS IN THE SOLICITATION OF PROXIES IN CONNECTION WITH THE MEETING WILL BE CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

No Offer or Solicitation
This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Meeting.  This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Contact Information
Jill Burger
Interim Chief Financial Officer and Chief Accounting Officer
jburger@trustcondor.com
(402) 316-1012